Exhibit 99.2 SUPPLEMENTAL COMMENTARY

NetApp Q3 2012 Earnings Results Supplemental Commentary February 15, 2012

This supplemental commentary is provided concurrently with our earnings press release to allow for additional time to review and analyze supplemental data prior to the company’s earnings call. This information will not be read during the live call.

Safe Harbor Statement
These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q4 FY12 outlook section regardingour forecasts for the fourth quarter of fiscal year 2012. Actual results may differ materially from our statements and projections for a variety of reasons, including general economic and market conditions such as the flooding in Thailand, and matters specific to our business such as customer demand for and acceptance of our products and services. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between our non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Q3 Fiscal Year 2012

Revenue
	Q3 FY12 Revenue	% of Q3 FY12 Net Revenue	Sequential Growth1	Year/Year Growth
Product Revenue	$1,063M	68%	5%	26%
Software Entitlements & Maintenance	$204M	13%	3%	11%
Service	$299M	19%	2%	14%
Net Revenue	$1,566M	100%	4%	21%

Net revenue for the third quarter was $1.566 billion, an increase of 4% sequentially and 21% year over year. Foreign currency fluctuations2 had a less than half percent unfavorable impact on our sequential results while increasing year over year results by approximately one percentage point.

Product revenue grew to $1.063 billion, an increase of 5% sequentially and 26% year over year. Product revenue was 68% of net revenue in Q3, up from 67% of net revenue in Q2.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and recognized over the related contract period, was $204 million or 13% of net revenue. SEM revenue grew 3% sequentially and 11% year over year.

In Q3 service revenue was $299 million, an increase of 2% sequentially and 14% year over year.  Service revenue was 19% of total revenue, remaining flat from the prior quarter.

●
Revenue from hardware maintenance support contracts, which is also a deferred revenue element, constituted approximately 71% of our service revenue this quarter, and increased 2% sequentially and 21% year over year.

●	Professional services revenue grew 2% from the prior quarter and declined 2% year over year.

1 Sequential growth calculations are based upon Q2 FY12 results which can be found at investors.netapp.com
2 Foreign currency effects represent the changes in the average foreign exchange rates between the current period and the comparative prior periods (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period actual net gains or losses on revenue hedging activities.

Gross Margin
	Q3 FY12	Q2 FY12	Q3 FY11
Non-GAAP Gross Margin	59.4%	61.9%	66.2%
Product	52.7%	56.2%	61.5%
S/W Entitlements & Maintenance	97.0%	97.2%	97.8%
Services	57.5%	57.8%	59.1%

Operating Expenses
	Q3 FY12	Q2 FY12	Q3 FY11
Non-GAAP Operating Expenses	$671M	$654M	$584M

Non-GAAP operating expenses were $671 million, an increase of 3% sequentially and 15% year over year. Q3 operating expenses were 43% of net revenue, essentially flat to the prior quarter.

In the third quarter, our headcount increased by 268 net new employees for a total global headcount of 12,102.

GAAP operating expenses included $69 million in non-cash stock-based compensation of which $11 million was related to the reset of the employee stock purchase plan (ESPP) offerings triggered by the decline in our stock price below the grant date price. Additional GAAP operating items were $8 million in amortization of intangible assets and $4 million in acquisition-related expenses for Engenio integration activities.

Income from Operations, Other Income & Effective Tax Rate

	Q3 FY12	Q2 FY12	Q3 FY11
Non-GAAP Income from Operations	$258M	$279M	$269M
% of Net Revenue	16.5%	18.5%	20.9%
Non-GAAP Other Income, Net	$3M	$3M	$5M
Non-GAAP Income Before Income Taxes	$262M	$282M	$274M
Non-GAAP Effective Tax Rate	17.4%	16.4%	17.6%

Non-GAAP income from operations was $258 million, a decrease of 7% sequentially and 4% year over year. Operating margin was 16.5% of Q3 net revenue.

Non-GAAP other income, net was $3 million. GAAP other expenses, net includes approximately $14 million of non-cash interest expense associated with our convertible debt.

Non-GAAP income before income taxes was $262 million, or 16.7% of net revenue in Q3, compared to 18.7% of net revenue in the prior quarter and 21.2% of net revenue in Q3 last year. Our non-GAAP effective tax rate was 17.4%.

Net Income

	Q3 FY12	Q2 FY12	Q3 FY11
Non-GAAP Net Income	$216M	$236M	$226M
Weighted Average Common Shares Outstanding, diluted	374M	376M	406M
Non-GAAP Net Income per Share, diluted	$0.58	$0.63	$0.56

Non-GAAP net income totaled $216 million, or $0.58 per share. GAAP net income was $120 million or $0.32 per share and was negatively impacted by the reset of the ESPP grants. Q3 diluted share count was 374 million, a decrease of approximately 2 million shares from the prior quarter.

Impact of Convertible Note Transaction on Share Count

	Q3 FY12	Q2 FY12	Q3 FY11
Convertible Notes3	6M	7M	17M
Warrants	--	--	10M

For Q3, our diluted share count was approximately 374 million, lower than our guidance of approximately 380 million. Our average stock price was $37.31 during the third quarter. Since the average stock price was below the $41.28 conversion price of the warrants, there was no impact from warrants this quarter.

Whenever the average quarterly share price is above the notes’ $31.85 conversion price, our convertible notes will have a dilutive impact on our net income per share. We expect the dilutive effect from the notes will ultimately be 80% hedged, although the hedge will not be reflected in our share count until the notes are converted or mature in June 2013, as the hedge is considered anti-dilutive under GAAP. If the notes had been converted in Q3, the hedge would have reduced our share count by approximately 5 million shares.

Select Balance Sheet Items

	Q3 FY12	Q2 FY12	Q3 FY11
Cash, Cash Equivalents & Investments	$4.866B	$4.642B	$4.756B
Deferred Revenue	$2.546B	$2.439B	$2.072B
DSO (days)4	40	38	39
Inventory Turns5	16.5	14.1	18.6

Cash, cash equivalents and short term investments ended the quarter with a balance of $4.866 billion, an increase of $225 million from Q2. This growth represents an increase of 5% sequentially and 2% year over year.

Similar to last quarter, 49% of our Q3 cash balance was held in the US. Our balance sheet reflects a total deferred revenue balance of $2.546 billion, an increase of 4% sequentially and 23% year over year.

3 80% hedged on maturity or conversion of the convertible notes.
4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by the number of days in the quarter.
5 Inventory turns are defined as annualized non-GAAP cost of revenues divided by net inventory.

Select Cash Flow Statement Items

	Q3 FY12	Q2 FY12	Q3 FY11
Net Cash Provided by Operating Activities	$269M	$370M	$354M
Purchases of Property and Equipment	$91M	$93M	$66M
Free Cash Flow6	$178M	$277M	$288M
Free Cash Flow as % of Total Revenue	11%	18%	22%

Net cash provided by operating activities was $269 million, a decrease of 27% sequentially and 24% year over year. Capital expenditures were $91 million, a decrease of $2 million from last quarter. Free cash flow totaled $178 million or 11% of revenue. Free cash flow declined 36% from Q2 levels and 38% year over year.

Q4 FY12 Outlook
Q4 FY12 Outlook
Revenue	$1,645M - $1,725M 5% - 10% sequential growth 15% - 21% year over year growth
Share Count	Approximately 378M
Non-GAAP Net Income per Share, Diluted	$0.60 - $0.65
GAAP Net Income per Share, Diluted	$0.38 - $0.43

This forecast is based on current business expectations and market conditions. Dilutive share count includes the impact of our convertible notes and warrants, calculated based upon our average stock price of $39.43 for the first 10 days of our fourth quarter. We estimate share count for the fourth quarter of fiscal year 2012 will increase slightly to approximately 378 million shares, including an estimated 8 million shares from the Company’s outstanding convertible notes. Share count does not include the Company’s outstanding note hedge that is expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would offset approximately 6 million shares if the conversion or maturity were to occur in the fourth quarter.

6 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

Other Business Metrics

Geographic Mix
	% of Q3 FY12 Revenue	Q3 FY12 Revenue	Year/Year Growth
Americas	55%	$854M	21%
Americas Commercial	45%	$705M	30%
U.S. Public Sector	10%	$149M	-7%
EMEA	34%	$526M	15%
Asia Pacific	12%	$186M	44%

Together the Americas commercial and U.S. public sector contributed $854 million or 55% of revenue, a decrease of 5% sequentially and an increase of 21% year over year. The Americas commercial accounted for $705 million or 45% of revenue, an increase of 11% sequentially and 30% year over year. The U.S. public sector generated $149 million or 10% of revenue, a decrease of 43% from the prior quarter and 7% year over year.

In the third quarter, EMEA accounted for $526 million or 34% of revenue, growing 23% from Q2 and increasing 15% year over year. The Asia Pacific region contributed $186 million or 12% of revenue, growing 3% sequentially and 44% year over year.

Pathways Mix

	% of Q3 FY12 Revenue	% of Q2 FY12 Revenue	% of Q3 FY11 Revenue
Direct	21%	20%	26%
Indirect Pathways	79%	80%	74%
Arrow	15%	18%	17%
Avnet	11%	13%	12%
OEM Customers	16%	15%	6%

In the third quarter, direct revenue was 21% of total revenue, an increase of 9% sequentially and remained constant on a year over year basis. Indirect pathways represented 79% of total revenue and grew 3% sequentially and 29% year over year.

Within the indirect pathway, Arrow accounted for 15% of total revenue and Avnet contributed 11% of total revenue.  Revenue from our OEM customers, including IBM, Fujitsu, and other E-Series OEM customers, was 16% of total revenue.

Capacity Trends

(in Petabytes)	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12	Q3 FY12
Fibre Channel	73	65	76	61	69
ATA	364	476	493	543	622
SAS	128	170	190	262	315
Total	565	711	759	866	1,006

For the first time, our quarterly shipped capacity exceeded 1 exabyte of storage. Shipped capacity grew 16% from the prior quarter and 78% year over year.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at http://investors.netapp.com

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

All fiscal year 2011 results reflect the adoption of the new accounting standards related to revenue recognition that we announced in the fourth quarter of fiscal year 2011.  Previously reported quarterly results for fiscal 2011 have been adjusted to reflect the adoption of these new standards and may differ from the originally reported results.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	January 27, 2012	October 28, 2011	January 28, 2011

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$119.6	$165.6	$186.4

Adjustments:
Amortization of intangible assets	21.6	21.7	3.4
Stock-based compensation	76.7	63.0	44.8
Restructuring and other charges	-	-	(0.7)
Acquisition-related expense	3.5	1.7	0.6
Non-cash interest expense	13.5	11.5	13.2
Gain on investments	(0.7)	-	-
Income tax effect of non-GAAP adjustments	(18.2)	(28.0)	(21.9)

NON-GAAP NET INCOME	$216.0	$235.5	$225.8

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$657.0	$594.0	$443.4
Adjustments:
Amortization of intangible assets	(13.9)	(14.0)	(2.5)
Stock-based compensation	(7.3)	(5.6)	(4.5)

NON-GAAP COST OF REVENUES	$635.8	$574.4	$436.4

COST OF PRODUCT REVENUES	$517.8	$460.7	$328.4
Adjustments:
Amortization of intangible assets	(13.9)	(14.0)	(2.5)
Stock-based compensation	(1.6)	(1.4)	(0.9)

NON-GAAP COST OF PRODUCT REVENUES	$502.3	$445.3	$325.0

COST OF SERVICE REVENUES	$133.0	$127.7	$111.0
Adjustment:
Stock-based compensation	(5.7)	(4.2)	(3.6)

NON-GAAP COST OF SERVICE REVENUES	$127.3	$123.5	$107.4

GROSS PROFIT	$908.5	$913.0	$846.2
Adjustments:
Amortization of intangible assets	13.9	14.0	2.5
Stock-based compensation	7.3	5.6	4.5

NON-GAAP GROSS PROFIT	$929.7	$932.6	$853.2

SALES AND MARKETING EXPENSES	$477.0	$454.1	$397.4
Adjustments:
Amortization of intangible assets	(7.6)	(7.7)	(0.9)
Stock-based compensation	(37.5)	(30.4)	(21.2)

NON-GAAP SALES AND MARKETING EXPENSES	$431.9	$416.0	$375.3

RESEARCH AND DEVELOPMENT EXPENSES	$208.3	$199.7	$166.0
Adjustments:
Amortization of intangible assets	(0.1)	-	-
Stock-based compensation	(22.8)	(18.2)	(11.3)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$185.4	$181.5	$154.7

GENERAL AND ADMINISTRATIVE EXPENSES	$63.2	$65.1	$61.9
Adjustment:
Stock-based compensation	(9.1)	(8.8)	(7.8)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$54.1	$56.3	$54.1

OPERATING EXPENSES	$752.0	$720.6	$625.2
Adjustments:
Amortization of intangible assets	(7.7)	(7.7)	(0.9)
Stock-based compensation	(69.4)	(57.4)	(40.3)
Restructuring and other charges	-	-	0.7
Acquisition-related expense	(3.5)	(1.7)	(0.6)

NON-GAAP OPERATING EXPENSES	$671.4	$653.8	$584.1

INCOME FROM OPERATIONS	$156.5	$192.4	$221.0
Adjustments:
Amortization of intangible assets	21.6	21.7	3.4
Stock-based compensation	76.7	63.0	44.8
Restructuring and other charges	-	-	(0.7)
Acquisition-related expense	3.5	1.7	0.6

NON-GAAP INCOME FROM OPERATIONS	$258.3	$278.8	$269.1

TOTAL OTHER EXPENSE, NET	$(9.6)	$(8.5)	$(8.3)
Adjustment:
Non-cash interest expense	13.5	11.5	13.2
Gain on investments	(0.7)	-	-

NON-GAAP TOTAL OTHER INCOME, NET	$3.2	$3.0	$4.9

INCOME BEFORE INCOME TAXES	$146.9	$183.9	$212.7
Adjustments:
Amortization of intangible assets	21.6	21.7	3.4
Stock-based compensation	76.7	63.0	44.8
Restructuring and other charges	-	-	(0.7)
Acquisition-related expense	3.5	1.7	0.6
Non-cash interest expense	13.5	11.5	13.2
Gain on investments	(0.7)	-	-

NON-GAAP INCOME BEFORE INCOME TAXES	$261.5	$281.8	$274.0

PROVISION FOR INCOME TAXES	$27.3	$18.3	$26.3
Adjustment:
Income tax effect of non-GAAP adjustments	18.2	28.0	21.9

NON-GAAP PROVISION FOR INCOME TAXES	$45.5	$46.3	$48.2

NET INCOME PER SHARE	$0.320	$0.440	$0.459

Adjustments:
Amortization of intangible assets	0.058	0.058	0.008
Stock-based compensation	0.205	0.168	0.110
Restructuring and other charges	-	-	(0.002)
Acquisition-related expense	0.010	0.004	0.002
Non-cash interest expense	0.036	0.031	0.033
Gain on investments	(0.002)	-	-
Income tax effect of non-GAAP adjustments	(0.049)	(0.075)	(0.054)

NON-GAAP NET INCOME PER SHARE	$0.578	$0.626	$0.556

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER 2012
(Unaudited)

Fourth Quarter
2012

Non-GAAP Guidance	$0.60 - $0.65

Adjustments of Specific Items to
Net Income Per Share for the Fourth
Quarter 2012:

Amortization of intangible assets	(0.06)
Stock-based compensation	(0.19)
Acquisition-related expense	(0.01)
Non-cash interest expense	(0.03)
Income tax effect	0.07
Total Adjustments	(0.22)

GAAP Guidance -Net Income Per Share	$0.38 - $0.43